THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN AVAILABLE EXEMPTION THEREUNDER

                           CONVERTIBLE PROMISSORY NOTE

$5,000,000                                                      December 5, 2000


                  FOR VALUE RECEIVED, BriteSmile, Inc., a Utah corporation (the "Company"), hereby promises to pay to the order of LCO Investments, Ltd. ("Payee") the principal sum of Five Million Dollars ($5,000,000), together with all accrued and unpaid interest thereon. Interest on the principal amount of this Note outstanding from time to time will accrue from and including the date hereof until and including the date such principal amount is paid, at the annual rate of Seven and 52/100 percent (7.52%). The principal amount of this Note and all accrued and unpaid interest thereon shall be due and payable on December 5, 2001. This Note may be prepaid in whole or in part at any time.

                  This Note may not be assigned by Payee without the express written permission of the Company. This Note shall be binding upon the successors and assigns of the Debtor.

                  If during the term of this Note or any extension thereof the Company closes a private offering of Common Stock with purchasers currently unaffiliated with Payee for proceeds to the Company in excess of $15,000,000 (an "Offering"), all sums due and owing under this Note may be converted, at the option of the Company or of Payee, into shares of Common Stock of the Company, at a conversion price per share equal to the per-share purchase price of Common Stock purchased by investors in the Offering.

                  In addition, during the term of this Note or any extension thereof, all sums due and owing under this Note may be converted, at the option of the Payee, into shares of Common Stock of the Company, at a conversion price per share of Five Dollars ($5.00).

                  Whether at the request of the Company or of Payee, conversion must be made, if at all, in the amount of all outstanding obligations under this Note. Payee shall not have the right to partial conversion of the obligations owing hereunder.

                  IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                      BRITESMILE, INC.




                                      ------------------------------------------
                                      By:  John L. Reed, Chief Executive Officer